Exhibit 99.2

OpenBet Announces Completion of Management Buyout from Endeavor

BEVERLY HILLS, Calif.—OpenBet, a world leader in betting and gaming entertainment, today announced the completion of its sale by Endeavor Group Holdings, Inc. (“Endeavor”) (NYSE: EDR) to OB Global Holdings LLC (“OB Global”) in a management buyout backed by Ariel Emanuel with participation from OpenBet executives, including Jordan Levin, who continues to lead the business as CEO.

Levin said: “As this new chapter begins, OpenBet is better positioned than ever to drive market expansion and product innovation while defining the future of betting and gaming entertainment. Our group is extremely excited about OpenBet’s path forward, and we are confident in our business’ long-term growth profile considering our premium product offering, exceptional talent, and existing momentum in the marketplace.”

With a strong foundation built on innovation, scale, and market-leading technology, OpenBet continues to accelerate its growth across key global markets. The company’s best-in-class platform, modular solutions, and deep industry expertise power 200+ operators worldwide, delivering unparalleled performance, security, and reliability in regulated betting and gaming markets globally.

As part of its expansion strategy, OpenBet is advancing its presence in Brazil having already launched with BandBet and securing strategic partnerships with other major operators. These collaborations reinforce OpenBet’s commitment to delivering scalable, compliant, and engaging betting experiences in one of the world’s most exciting new regulated markets.

OpenBet also continues to strengthen its position in the lottery sector, serving as the leading provider to government-owned and government-sponsored operators in sports betting, powering 20+ World Lottery Association (WLA) members globally. The company strengthens its commitment to responsible gaming through Neccton, enhancing player protection and compliance with AI-driven technology. As a WLA Gold Contributor, OpenBet remains at the forefront of regulatory excellence and driving integrity across the industry.

Continued investment in innovation remains key to OpenBet’s success, with solutions such as BetBuilder delivering the industry’s leading same-game parlay experience, and OpenBet Locator™ enabling seamless regulatory compliance. As the company enters its next chapter, it remains focused on empowering operators with trusted technology, deep industry expertise, and a commitment to delivering the next generation of betting and gaming entertainment.

In a separate transaction announced March 19, 2025, as contemplated in the definitive agreement with respect to the OpenBet sale, Endeavor reached an agreement to sell IMG ARENA, Endeavor’s sports betting data business operating under OpenBet, to Sportradar. OB Global will own and continue to manage the IMG ARENA business until the close of the Sportradar transaction, which is subject to regulatory approval and is expected in the fourth quarter of 2025.

Oakvale Capital LLP and The Raine Group acted as financial advisors to Endeavor. Latham & Watkins LLP acted as legal advisor to Endeavor.

About OpenBet

OpenBet is a world leader in betting and gaming entertainment. With over 25 years’ experience and a passion for innovation, OpenBet’s modular range of technology, content and services is entrusted by the globe’s biggest sports betting brands, lotteries, casinos and tribal operators. It is a leading business-to-business sports betting partner in the U.S., U.K., Australia and Canada, with a strong position in Europe and APAC. To date, OpenBet has over 200 global customers and a 100% uptime record across major sporting events.

The company has earned industry recognition through multiple award wins recently, including ‘Safer Gambling Supplier’ at EGR Europe Awards 2025, ‘Sports Betting Supplier’ at EGR North America Awards 2024, ‘Multi-Channel Supplier’ at the EGR B2B Awards 2024, and ‘Sportsbook Platform Supplier’ at the SBC North America Awards 2024.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, OpenBet’s business strategy and future financial and operational performance, and the proposed sale of IMG ARENA to Sportradar and expected timing thereof. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including but not limited to important factors discussed in Part I, Item 1A. “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

OpenBet

Press: media@openbet.com

Endeavor

Investors: investor@endeavorco.com

Press: press@endeavorco.com